Exhibit 99.1

PRESS RELEASE

Nov. 30, 2020

Adient finishes the year strong, reports Q4 and full-year 2020 financial results

Company enters FY21 with positive momentum that is expected to drive earnings and cash flow growth in FY21

- Impacted by one-time, non-cash charges, Q4 GAAP net loss and EPS diluted of $(36)M and $(0.38) respectively; Q4 Adj.-EPS diluted of $1.15
- Q4 Adj.-EBIT and Adj.-EBITDA of $199M and $287M, respectively; Q4 Adj.-EBITDA up 33 % y-o-y despite an 8 % decrease in revenue (Q4 revenue impacted by lower y-o-y global production volumes and Adient specific launches)
- Cash and cash equivalents of $1,692M at Sept. 30, 2020; total liquidity ~$2.5B at Sept. 30, 2020
- Gross debt and net debt totaled $4,307M and $2,615M, respectively, at Sept. 30, 2020; the company voluntarily began to repay a portion of its debt in Q4 ($103.5M in principal using $99.8M in cash)

FY 2020 Q4 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME (LOSS) attributable to Adient	EPS DILUTED
AS REPORTED	$3,597M	$50M	$(36)M	$(0.38)
vs. Q4 19	-8 %	NM	NM	NM
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	$199M	$287M	$109M	$1.15
vs. Q4 19	44 %	33 %	85 %	83 %

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM — Not a meaningful comparison

FY 2020 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME (LOSS) attributable to Adient	EPS DILUTED
AS REPORTED	$12,670M	$(195)M	$(547)M	$(5.83)
vs. FY 2019	-23 %	NM	NM	NM
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME (loss) attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	$363M	$673M	$(4)M	$(0.04)
vs. FY 2019	-26 %	-14 %	NM	NM

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM — Not a meaningful comparison

A STRONG FINISH TO A VOLATILE YEAR

Adient began FY20 with significant year-over-year earnings growth underpinned by successful execution of the company's turnaround plan, which drove much improved business performance. This forward momentum was greatly impacted in late Q2 and Q3 by the global COVID-19 pandemic, which stopped virtually all vehicle production in the Americas and Europe. Adient's leadership took immediate actions to protect the business long-term. The company's comprehensive COVID-19 Return to Work Guide enabled Adient to successfully restart operations by the end of Q3. As operations resumed and vehicle production increased, Adient's results resumed their upward trajectory, as evidenced by the company's Q4 Adj-EBITDA, which totaled $287M, up $72M or 33 % compared to Q4FY19 on significantly lower sales. Given the current outlook for vehicle production and continued benefits of Adient's self-help initiatives, the company expects improved earnings and cash flow in FY21 vs. FY20.

STRONG CASH BALANCE & LIQUIDITY ENABLE VOLUNTARY DEBT REPAYMENT

Maintaining financial flexibility was essential in FY20. Adient proactively executed actions to increase and conserve liquidity to help "weather the COVID storm." Total liquidity on Sept. 30, 2020 was ~$2.5B, comprised of cash on hand of ~$1.7B and ~$790M of undrawn capacity under the revolving line of credit. With operations restarted, vehicle production trending higher and proceeds from previously announced strategic actions collected (~$500M), Adient began to voluntarily pay down a portion of its outstanding debt ($103.5M in principal of Adient's 10-year 4.875 % senior unsecured notes repurchased through Sept. 30, 2020, using $99.8M of cash).

ADIENT RECOGNIZED WITH INDUSTRY AWARDS

Adient continued to be recognized for excellence in product quality and its diversity initiatives. FCA recently selected Adient as the North America 2020 Supplier Diversity "Supplier of the Year." In addition, Minority Business News USA named Adient a 2020 "All-Star of Supplier Diversity." In the 2020 J.D. Power U.S. Seat Quality and Satisfaction Study, Adient and joint venture Bridgewater Interiors received three awards for seats manufactured at its Alabama, Michigan and Tennessee plants.

"While FY20 was a challenging year, the Adient team remained resilient. That resilience enabled us to react quickly, weather the negative impact of the global pandemic and ultimately finish the year strong. We enter FY21 with positive momentum that is expected to drive continued improvement in the company's business performance, leading to increased earnings and cash generation compared to FY20."

— Doug Del Grosso, President and Chief Executive Officer

SEGMENT RESULTS (ADJUSTED EBITDA*)

	Americas		EMEA		Asia	
	FY 2020	FY 2019	FY 2020	FY 2019	FY 2020	FY 2019
	$228M	$210M	**$101M**	$161M	**$424M**	$513M
	Q4 20	Q4 19	Q4 20	Q4 19	Q4 20	Q4 19
	$111M	$64M	**$84M**	$47M	**$113M**	$126M

Americas: For the quarter, lower SG&A costs, combined with positive business performance (e.g. on-going operations improvement and reduced freight costs) drove the y-o-y increase. The positive benefits were partially offset by the negative impact of lower volumes.

EMEA: For the quarter, positive business performance (e.g. lower launch costs, ops waste, tooling and freight improvement), combined with lower SG&A costs and favorable commodity prices, drove the y-o-y increase. The positive benefits were partially offset by the negative impact of lower volumes.

Asia: For the quarter, the impact of lower volumes (resulting from lower production), absence of Interiors equity income (resulting from the sale of Adient's 30% ownership stake in YFAI) and net pricing headwinds drove the y-o-y decrease. The negative impact was partially offset by an increase in seating equity income and lower SG&A costs.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adjusted-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	Q4 20	Q4 19	FY 2020	FY 2019
OPERATING CASH FLOW	**$518M**	$2M	**$246M**	$308M
CAPITAL EXPENDITURES	**$(68)M**	$(118)M	**$(326)M**	$(468)M
FREE CASH FLOW	**$450M**	$(116)M	**$(80)M**	$(160)M

	9/30/20	9/30/19
CASH & CASH EQUIVALENTS	**$1,692M**	$924M
TOTAL DEBT	**$4,307M**	$3,738M
NET DEBT	**$2,615M**	$2,814M

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

Q4 KEY OPERATING METRICS

		Q4 20	Q4 19	
SALES	CONSOLIDATED	**$3,597M**	$3,921M	Impacted by lower y-o-y global production volumes and Adient specific launches
SALES	UNCONSOLIDATED	**$2,219M**	$1,924M	China unconsolidated seating up 18% y-o-y excluding FX, versus production up 11%; outside of China, sales were relatively in line with production
	ADJUSTED EQUITY INCOME*	**$88M**	$74M	Seating equity income of $88M, up $28M or 47% y-o-y; Q4FY19 adj. equity income included $14M of interiors equity income
	ADJUSTED INTEREST EXPENSE	**$67M**	$47M	In line with company expectations given Adient's debt and cash position
	ADJUSTED EFFECTIVE TAX RATE *	**0.7%**	14.1%	Q4FY20 adj. effective tax rate reflects geographic composition of earnings

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix.

LOOKING FORWARD

Adient finished FY20 with strong performance and expects the positive momentum to continue into FY21. Further execution of the company's turnaround plan, combined with forecasted increases in global vehicle production, is expected to drive earnings and cash flow growth in FY21 vs. FY20. In addition, efforts to de-risk the balance sheet through voluntary debt paydown will continue, supported by expected improved earnings, cash generation and cash on the balance sheet.

	FY21 Est.
Consolidated Sales	~$14.6B - $15.0B
Adj. EBITDA	~$1,000M - $1,100M
Equity income (incl. in adj. EBITDA)	~$250M
Interest Expense	~$235M
Cash Tax	~$85M
CapEx	~$320M - $340M
Free cash flow*	~$0M-$100M

*Includes $60M of deferred non-income tax payments (deferred from FY20 into FY21) and elevated restructuring (~$200M estimated for FY21). Reconciliation of non-GAAP to U.S. GAAP for FY21 guidance not provided due to the unreasonable efforts it would take to provide such reconciliations

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With approximately 77,000 employees in 32 countries, Adient operates 202 manufacturing/assembly plants worldwide. We produce and deliver automotive seating for all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design to engineering and manufacturing — and into more than 23 million vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on Adient and its customers, suppliers, joint venture partners and other parties, the impact of tax reform legislation through the Tax Cuts and Jobs Act and/ or under a new U.S. presidential administration, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations including as may be impacted by the change in U.S. presidential administration, the ability of Adient to execute its turnaround plan, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to identify, recruit and retain key leadership, the ability of Adient to meet debt service requirements, the terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the SEC on November 22, 2019 and subsequent quarterly reports on Form 10-Q filed with the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2021 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

INVESTOR CONTACT

Mark Oswald
Vice President, Investor Relations
+1 734 254 3372
mark.a.oswald@adient.com

MEDIA CONTACT

Mary Kay Dodero
Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

Appendix

Adient plc
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions, except per share data)	2020	2019	2020	2019
Net sales	$3,597	$3,921	$12,670	$16,526
Cost of sales	3,352	3,708	12,078	15,725
Gross profit	245	213	592	801
Selling, general and administrative expenses	151	160	558	671
(Gain) loss on business divestitures - net	(12)	—	13	—
Restructuring and impairment costs	135	17	238	176
Equity income (loss)	79	66	22	275
Earnings (loss) before interest and income taxes	50	102	(195)	229
Net financing charges	64	47	220	182
Other pension expense (income)	19	42	14	45
Income (loss) before income taxes	(33)	13	(429)	2
Income tax provision (benefit)	(18)	(2)	57	410
Net income (loss)	(15)	15	(486)	(408)
Income attributable to noncontrolling interests	21	19	61	83
Net income (loss) attributable to Adient	$(36)	$(4)	$(547)	$(491)

Diluted earnings (loss) per share	$(0.38)	$(0.04)	$(5.83)	$(5.25)

Shares outstanding at period end	93.9	93.6	93.9	93.6
Diluted weighted average shares	93.9	93.6	93.8	93.6

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	September 30,
(in millions)	2020	2019
Assets
Cash and cash equivalents	$1,692	$924
Accounts receivable - net	1,641	1,905
Inventories	685	793
Assets held for sale	43	—
Other current assets	421	494
Current assets	4,482	4,116

Property, plant and equipment - net	1,581	1,671
Goodwill	2,057	2,150
Other intangible assets - net	443	405
Investments in partially-owned affiliates	707	1,399
Assets held for sale	27	—
Other noncurrent assets	964	601
Total assets	$10,261	$10,342

Liabilities and Shareholders' Equity
Short-term debt	$210	$30
Accounts payable and accrued expenses	2,553	3,073
Liabilities held for sale	46	—
Other current liabilities	1,010	732
Current liabilities	3,819	3,835

Long-term debt	4,097	3,708
Other noncurrent liabilities	767	559
Redeemable noncontrolling interests	43	51
Shareholders' equity attributable to Adient	1,213	1,848
Noncontrolling interests	322	341
Total liabilities and shareholders' equity	$10,261	$10,342

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2020	2019	2020	2019
Operating Activities
Net income (loss) attributable to Adient	$(36)	$(4)	$(547)	$(491)
Income attributable to noncontrolling interests	21	19	61	83
Net income (loss)	(15)	15	(486)	(408)
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	81	73	295	278
Amortization of intangibles	10	9	37	40
Pension and postretirement benefit expense (benefit)	21	44	23	53
Pension and postretirement contributions, net	2	(2)	(19)	(19)
Equity in earnings of partially-owned affiliates, net of dividends received	(61)	(44)	24	(55)
Impairment of nonconsolidated partially owned affiliate	9	—	231	—
Deferred income taxes	(20)	(16)	(33)	288
Non-cash restructuring and impairment charges	26	12	53	78
Loss (gain) on divestitures - net	(12)	—	13	—
Equity-based compensation	7	4	15	20
Other	14	5	24	23
Changes in assets and liabilities:
Receivables	(516)	(88)	190	131
Inventories	62	(31)	78	8
Other assets	63	58	140	163
Restructuring reserves	(20)	(18)	(80)	(108)
Accounts payable and accrued liabilities	884	(19)	(251)	(204)
Accrued income taxes	(17)	—	(8)	20
Cash provided (used) by operating activities	518	2	246	308
Investing Activities
Capital expenditures	(68)	(118)	(326)	(468)
Sale of property, plant and equipment	10	3	15	68
Settlement of cross-currency interest rate swaps	—	10	10	10
Business divestitures (net of $4 million of divested cash)	499	—	499	—
Changes in long-term investments	—	—	(37)	3
Other	5	—	5	4
Cash provided (used) by investing activities	446	(105)	166	(383)
Financing Activities
Increase (decrease) in short-term debt	(180)	16	(16)	17
Increase (decrease) in long-term debt	—	—	600	1,600
Repayment of long-term debt	(102)	(2)	(108)	(1,204)
Debt financing costs	—	(2)	(10)	(47)
Cash dividends	—	—	—	(26)
Dividends paid to noncontrolling interests	(4)	(9)	(71)	(62)
Formation of consolidated joint venture	—	—	—	28
Other	—	—	(2)	(3)
Cash provided (used) by financing activities	(286)	3	393	303
Effect of exchange rate changes on cash and cash equivalents	(15)	(1)	(34)	9
Increase (decrease) in cash and cash equivalents, including cash classified within current assets held for sale	663	(101)	771	237
Less: Cash classified within current assets held for sale	(3)	—	(3)	—
Increase (decrease) in cash and cash equivalents	$660	$(101)	$768	$237

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, Middle East, and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2020	2019	2020	2019
Net Sales
Americas	$1,796	$1,925	$5,889	$7,785
EMEA	1,398	1,505	5,148	6,675
Asia	460	558	1,822	2,337
Eliminations	(57)	(67)	(189)	(271)
Total net sales	$3,597	$3,921	$12,670	$16,526

Appendix

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2020	2019	2020	2019
Adjusted EBITDA
Americas	$111	$64	$228	$210
EMEA	84	47	101	161
Asia	113	126	424	513
Corporate-related costs (1)	(21)	(22)	(80)	(97)
Restructuring and impairment costs (2)	(135)	(17)	(238)	(176)
Purchase accounting amortization (3)	(10)	(12)	(40)	(44)
Restructuring related charges (4)	(3)	(4)	(20)	(31)
Gain (loss) on business divestitures - net (5)	12	—	(13)	—
Impairment of nonconsolidated partially owned affiliate	(9)	—	(231)	—
Stock based compensation	(7)	(4)	(15)	(20)
Depreciation	(81)	(73)	(295)	(278)
Other items (6)	(4)	(3)	(16)	(9)
Earnings (loss) before interest and income taxes	50	102	(195)	229
Net financing charges	(64)	(47)	(220)	(182)
Other pension income (expense)	(19)	(42)	(14)	(45)
Income (loss) before income taxes	$(33)	$13	$(429)	$2

Refer to the Footnote Addendum for footnote explanations.

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions, except per share data)	2020	2019	2020	2019
Income available to shareholders
Net income (loss) attributable to Adient	$(36)	$(4)	$(547)	$(491)

Weighted average shares outstanding
Basic weighted average shares outstanding	93.9	93.6	93.8	93.6
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	—	—	—	—
Diluted weighted average shares outstanding	93.9	93.6	93.8	93.6

Appendix

3. Non-GAAP Measures

Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Free cash flow and Net debt as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

•	Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
•	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales.
•	Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
•	Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
•	Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares.
•	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income.
•	Free cash flow is defined as cash from operating activities less capital expenditures.
•	Net debt is calculated as gross debt less cash and cash equivalents.

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Three Months Ended September 30,
	2020			2019
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$3,597	$—	$3,597	$3,921	$—	$3,921
Cost of sales (7)	3,352	(4)	3,348	3,708	(4)	3,704
Gross profit	245	4	249	213	4	217
Selling, general and administrative expenses (8)	151	(13)	138	160	(7)	153
(Gain) loss on business divestitures - net (5)	(12)	12	—	—	—	—
Restructuring and impairment costs (2)	135	(135)	—	17	(17)	—
Equity income (loss) (9)	79	9	88	66	8	74
Earnings (loss) before interest and income taxes (EBIT)	50	149	199	102	36	138

Memo accounts:
Depreciation			81			73
Equity based compensation costs			7			4
Adjusted EBITDA			$287			$215

Net financing charges (10)	64	3	67	47	—	47
Other pension expense (income) (11)	19	(21)	(2)	42	(43)	(1)
Income (loss) before income taxes	(33)	167	134	13	79	92
Income tax provision (benefit) (12)	(18)	19	1	(2)	15	13
Net income (loss) attributable to Adient	(36)	145	109	(4)	63	59
Diluted earnings (loss) per share	(0.38)	1.53	1.15	(0.04)	0.67	0.63
Diluted weighted average shares	93.9	0.5	94.4	93.6	0.5	94.1

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Twelve Months Ended September 30,
	2020			2019
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$12,670	$—	$12,670	$16,526	$—	$16,526
Cost of sales (7)	12,078	(10)	12,068	15,725	(33)	15,692
Gross profit	592	10	602	801	33	834
Selling, general and administrative expenses (8)	558	(54)	504	671	(40)	631
(Gain) loss on business divestitures - net (5)	13	(13)	—	—	—	—
Restructuring and impairment costs (2)	238	(238)	—	176	(176)	—
Equity income (loss) (9)	22	243	265	275	11	286
Earnings (loss) before interest and income taxes (EBIT)	(195)	558	363	229	260	489

Memo accounts:
Depreciation			295			278
Equity based compensation costs			15			20
Adjusted EBITDA			$673			$787

Net financing charges (10)	220	3	223	182	(13)	169
Other pension expense (income) (11)	14	(23)	(9)	45	(49)	(4)
Income (loss) before income taxes	(429)	578	149	2	322	324
Income tax provision (benefit) (12)	57	27	84	410	(325)	85
Net income (loss) attributable to Adient	(547)	543	(4)	(491)	644	153
Diluted earnings (loss) per share	(5.83)	5.79	(0.04)	(5.25)	6.88	1.63
Diluted weighted average shares	93.8	—	93.8	93.6	0.3	93.9

Appendix

Segment Performance:

	Three months ended September 30, 2020
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,796	$1,398	$460	$(57)	$3,597

Adjusted EBITDA	$111	$84	$113	$(21)	$287

Adjusted EBITDA margin	6.2%	6.0%	24.6%	N/A	8.0%

	Three months ended September 30, 2019
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,925	$1,505	$558	$(67)	$3,921

Adjusted EBITDA	$64	$47	$126	$(22)	$215

Adjusted EBITDA margin	3.3%	3.1%	22.6%	N/A	5.5%

	Twelve months ended September 30, 2020
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$5,889	$5,148	$1,822	$(189)	$12,670

Adjusted EBITDA	$228	$101	$424	$(80)	$673

Adjusted EBITDA margin	3.9%	2.0%	23.3%	N/A	5.3%

	Twelve months ended September 30, 2019
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated
	7785
Net sales	$7,785	$6,675	$2,337	$(271)	$16,526
			$513
Adjusted EBITDA	$210	$161	$513	$(97)	$787

Adjusted EBITDA margin	2.7%	2.4%	22.0%	N/A	4.8%

Appendix

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended September 30,
	2020			2019
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	$(33)	$(18)	54.5%	$13	$(2)	(15.4)%
Adjustments (12)	167	19	11.4%	79	15	19.0%
As adjusted	$134	$1	0.7%	$92	$13	14.1%

	Twelve Months Ended September 30,
	2020			2019
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	$(429)	$57	(13.3)%	$2	$410	*
Adjustments (12)	578	27	4.7%	322	(325)	*
As adjusted	$149	$84	56.4%	$324	$85	26.2%

* Measure not meaningful.

The following table reconciles net income (loss) attributable to Adient to adjusted net income (loss) attributable to Adient:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2020	2019	2020	2019
Net income (loss) attributable to Adient	$(36)	$(4)	$(547)	$(491)
Restructuring and impairment costs (2)	135	17	238	176
Purchase accounting amortization (3)	10	12	40	44
Restructuring related charges (4)	3	4	20	31
(Gain) loss on business divestitures - net (5)	(12)	—	13	—
Pension mark-to-market and settlement gain/loss (11)	21	43	23	49
Impairment of YFAI investment (9)	9	—	231	—
Gain on partial extinguishment of long-term debt (10)	(3)	—	(3)	13
Other items (6)	4	3	16	9
Impact of adjustments on noncontrolling interests (13)	(3)	(1)	(8)	(3)
Tax impact of above adjustments and other tax items (12)	(19)	(15)	(27)	325
Adjusted net income (loss) attributable to Adient	$109	$59	$(4)	$153

Refer to the Footnote Addendum for footnote explanations

Appendix

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2020	2019	2020	2019
Diluted earnings (loss) per share as reported	$(0.38)	$(0.04)	$(5.83)	$(5.25)
Restructuring and impairment costs (2)	1.43	0.18	2.54	1.87
Purchase accounting amortization (3)	0.11	0.13	0.43	0.47
Restructuring related charges (4)	0.03	0.04	0.21	0.33
(Gain) loss on business divestitures - net (5)	(0.13)	—	0.14	—
Pension mark-to-market and settlement gain/loss (11)	0.22	0.46	0.25	0.52
Impairment of YFAI investment (9)	0.10	—	2.46	—
Gain on partial extinguishment of long-term debt (10)	(0.03)	—	(0.03)	0.14
Other items (6)	0.04	0.03	0.17	0.11
Impact of adjustments on noncontrolling interests (13)	(0.03)	(0.01)	(0.09)	(0.03)
Tax impact of above adjustments and other tax items (12)	(0.21)	(0.16)	(0.29)	3.47
Adjusted diluted earnings (loss) per share	$1.15	$0.63	$(0.04)	$1.63

The following table presents calculations of net debt:

	September 30,
(in millions, except net leverage)	2020	2019
Cash	$1,692	$924
Total debt	4,307	3,738
Net debt	$2,615	$2,814

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2020	2019	2020	2019
Operating cash flow	$518	$2	$246	$308
Capital expenditures	(68)	(118)	(326)	(468)
Free cash flow	$450	$(116)	$(80)	$(160)

Appendix

The following table reconciles adjusted EBITDA to Free cash flow:

	FY20		FY19
(in millions)	Q4FY20	YTD	Q4FY19	YTD
Adjusted EBITDA	$287	$673	$215	$787
(+/-) Net equity in earnings	(61)	12	(53)	(68)
(-) Restructuring (cash)	(23)	(93)	(19)	(132)
(+/-) Net Customer Tooling	4	18	30	73
(+/-) Trade Working Capital (Net AR/AP + Inventory)	204	(180)	(89)	(176)
(+/-) Accrued Compensation	28	(14)	(31)	17
(-) Interest paid	(59)	(207)	(55)	(137)
(+/-) Tax refund/taxes paid	(19)	(98)	(14)	(102)
(+/-) Other	157	135	18	46
Operating cash flow	518	246	2	308
Capital expenditures	(68)	(326)	(118)	(468)
Free cash flow	$450	$(80)	$(116)	$(160)

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 and one-time asset impairments, as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2020	2019	2020	2019
Restructuring charges	$109	$5	$185	$92
Long-lived asset impairment - SS&M	—	—	—	66
Held for sale and other asset adjustments	26	12	26	18
Futuris China intangible assets impairment	—	—	27	—
	$135	$17	$238	$176

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 along with restructuring costs at partially owned affiliates recorded within equity income.

(5) (Gain) loss on business divestitures include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2020	2019	2020	2019
Adient Aerospace deconsolidation	$—	$—	$4	$—
Sale of RECARO business	—	—	21	—
Completion of Yanfeng transaction	(12)	—	(12)	—
	$(12)	$—	$13	$—

(6) Other items include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2020	2019	2020	2019
Transaction costs	$(4)	$—	$(15)	$(3)
Futuris integration	—	(1)	—	(4)
Tax adjustments at YFAI	—	(2)	(1)	(2)
	$(4)	$(3)	$(16)	$(9)

Appendix

(7) The adjustments to cost of sales include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2020	2019	2020	2019
Purchase accounting amortization	$(1)	$(2)	$(1)	$(5)
Restructuring related charges	(3)	(1)	(9)	(24)
Futuris integration	—	(1)	—	(4)
	$(4)	$(4)	$(10)	$(33)

(8) The adjustments to selling, general and administrative costs include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2020	2019	2020	2019
Purchase accounting amortization	$(9)	$(7)	$(36)	$(35)
Restructuring related charges	—	—	(3)	(2)
Transaction costs	(4)	—	(15)	(3)
	$(13)	$(7)	$(54)	$(40)

(9) The adjustments to equity income include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2020	2019	2020	2019
Purchase accounting amortization	$—	$3	$3	$4
Restructuring related charges	—	3	8	5
Impairment of YFAI investment (part of Yanfeng transaction)	9	—	231	—
Tax adjustments at YFAI	—	2	1	2
	$9	$8	$243	$11

(10) The adjustments to net financing charges include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2020	2019	2020	2019
Write off of deferred financing charges upon debt renewal	$—	$—	$—	$(13)
Gain on partial extinguishment of long-term debt	3	—	3	—
	$3	$—	$3	$(13)

Appendix

(11) The adjustments to other pension expense (income) include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2020	2019	2020	2019
Mark-to-market adjustments	$(22)	$(43)	$(22)	$(49)
One-time settlement and curtailment gain (loss)	1	—	(1)	—
	$(21)	$(43)	$(23)	$(49)

(12) The adjustments to income tax provision (benefit) include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2020	2019	2020	2019
Tax rate change	$—	$8	$1	$5
Valuation allowances	(5)	3	(5)	(297)
Increase to the effective tax rate resulting from valuation allowances	—	—	—	(50)
Sale of fabrics business	3	—	3	—
Yanfeng transaction including YFAI investment impairment	12	—	16	—
SS&M long-lived asset impairment	—	—	—	4
Benefits associated with restructuring and impairment charges	2	—	7	—
Other reconciling items	7	4	5	13
	$19	$15	$27	$(325)

(13) Reflects the impacts of adjustments, primarily purchase accounting amortization and changes in income tax rates, on noncontrolling interests.